                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   New York                                     11-2418067
   (STATE OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)

             388 Greenwich Street
              New York, New York                                  10013
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


If this form relates to the registration of a                If this form relates to the registration of a
class of securities pursuant to Section 12(b)                class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                         of the Exchange Act and is effective
pursuant to General Instruction A.(c), please                pursuant to General Instruction A.(d), please
check the following box.          [X]                        check the following box.         [ ]

Securities Act registration statement file number to which this form
relates:   333-55650
        (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                    -------------------                                   ------------------------------
Stock Market Upturn Notes(SM) based upon the Dow Jones                          American Stock Exchange
Industrial Average(SM) Due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated February 23, 2001 (Registration No. 333-55650), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-3 through S-7, S-8 through S-10 and S-11 through S-16, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated April 7, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Notes contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

         99 (A). Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated February 27, 2001.

         99 (B). Preliminary Prospectus Supplement describing the Stock Market Upturn Notes(SM) based upon the Dow Jones Industrial Average(SM) Due 2005, Subject to Completion, dated April 7, 2003, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated April 7, 2003.

         99 (C). Form of Note.

         99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference from
Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

         Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Citigroup Global Markets Holdings Inc.
                                              (REGISTRANT)

Date:  April 23, 2003               By:/s/ Mark Kleinman
                                       ----------------------------
                                          Name:    Mark Kleinman
                                          Title:   Executive Vice President and
                                                   Treasurer


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                                INDEX TO EXHIBITS

Exhibit No.                                 Exhibit
-----------                                 -------
99 (A).         Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated
                February 27, 2001.

99 (B).         Preliminary Prospectus Supplement describing the Stock Market
                Upturn Notes(SM) based upon the Dow Jones Industrial Average(SM)
                Due 2005, Subject to Completion, dated April 7, 2003, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated April 7, 2003.

99 (C).         Form of Note.

99 (D).         Senior Debt Indenture between Citigroup Global Markets Holdings
                Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's
                Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                9, 1997, and a Second Supplemental Indenture, dated as of July
                1, 1999, incorporated by reference from Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931.


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